CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Christopher Kings, Chief Executive Officer – Finance and Administration, and Jeffrey White, Chief Financial Officer, Chief Accounting Officer and Treasurer of Franklin Gold and Precious Metals Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer –	Chief Financial Officer, Chief
Finance and Administration	Accounting Officer and Treasurer
Franklin Gold and Precious Metals Fund	Franklin Gold and Precious Metals Fund

/s/ Christopher Kings	/s/ Jeffrey White
Christopher Kings	Jeffrey White
Date: September 24, 2026	Date: September 24, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.